---------------------

                         RIO BRAVO INTERNATIONAL, INC.,

                      INNOVATIVE RESTAURANT CONCEPTS, INC.,

                            SUMMIT RESTAURANTS, INC.,

                                       AND

                    SPECIALTY RESTAURANT DEVELOPMENT, L.L.C.
                             ----------------------



                            ASSET PURCHASE AGREEMENT


                                February 8, 1999


                                TABLE OF CONTENTS

                                                                                                 Page

ARTICLE I         PURCHASE AND SALE OF ASSETS....................................................  1
Section 1.1       Assets.........................................................................  1
Section 1.2       Excluded Assets................................................................  2

ARTICLE II        PURCHASE PRICE OF ASSETS.......................................................  2
Section 2.1       Purchase Price.................................................................  2
Section 2.2       Form of Payment................................................................  2
Section 2.3       Statement of Reimbursements and Purchase Price Adjustments.....................  2
Section 2.4       Obligations Assumed by Buyer...................................................  2
Section 2.5       Obligations Satisfied by Seller................................................  3
Section 2.6       Allocation of Purchase Price...................................................  3

ARTICLE III       CLOSING........................................................................  3
Section 3.1       Date, Time and Place of Closing................................................  3
Section 3.2       Deliveries by Seller at Closing................................................  4
Section 3.3       Deliveries by Buyer at Closing.................................................  4
Section 3.4       Transfer of Operations; Risk of Loss...........................................  5

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF SELLER
                  AND RIO..........................................................................5
Section 4.1       Existence......................................................................  5
Section 4.2       Power and Authority............................................................  5
Section 4.3       Execution and Delivery Permitted...............................................  5
Section 4.4       Litigation.....................................................................  5
Section 4.5       Restaurant Locations...........................................................  5
Section 4.6       Year 2000 Issues...............................................................  6
Section 4.7       Contracts......................................................................  6
Section 4.8       Payment of Obligations.........................................................  6
Section 4.9       Permits........................................................................  6
Section 4.10      Title to Assets................................................................  7

ARTICLE V         COVENANTS OF SELLER............................................................  7
Section 5.1       Conduct of Business............................................................  7
Section 5.2       Agreements Respecting Employees of Seller......................................  7
Section 5.3       Access to Information and Properties...........................................  8
Section 5.4       No Sale Negotiations...........................................................  8
Section 5.5       Inspections; No Warranty.......................................................  8
Section 5.6       Surveys and Environmental Assessments..........................................  8
Section 5.7       Nonsolicitation; Nonhiring.....................................................  9
Section 5.8       Leaseholds.....................................................................  9
Section 5.9       Point of Sale System...........................................................  9



ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF BUYER........................................  9
Section 6.1       Existence......................................................................  9
Section 6.2       Power and Authority............................................................  9
Section 6.3       Execution and Delivery Permitted...............................................  9
Section 6.4       Capitalization................................................................. 10
Section 6.5       Ownership...................................................................... 10
Section 6.6       Accuracy of Representations and Warranties..................................... 10

ARTICLE VII COVENANTS OF BUYER................................................................... 10
Section 7.1       Buyer's Performance............................................................ 10
Section 7.2       Confidentiality................................................................ 10
Section 7.3       Noncompetition................................................................. 10
Section 7.4       Name Change.................................................................... 11
Section 7.5       Nonsolicitation; Nonhiring..................................................... 11

ARTICLE VIII PURCHASE PRICE ADJUSTMENT; CONDITIONS TO CLOSING.....................................11
Section 8.1       Purchase Price Adjustments..................................................... 11
Section 8.2       Inventory Adjustment........................................................... 12
Section 8.3       Store Cash..................................................................... 12
Section 8.4       Gift Certificates.............................................................. 12
Section 8.5       Conditions of Seller to Closing................................................ 12
Section 8.6       Conditions of Buyer to Closing................................................. 13

ARTICLE IX        INDEMNIFICATION AGAINST LOSS................................................... 14
Section 9.1       Indemnification by Buyer....................................................... 14
Section 9.2       Indemnification by Seller...................................................... 14
Section 9.3       Indemnification Procedure...................................................... 15
Section 9.4       Exclusive Remedies............................................................. 15

ARTICLE X         MISCELLANEOUS.................................................................. 15
Section 10.1      Notices........................................................................ 15
Section 10.2      Applicable Law................................................................. 16
Section 10.3      Binding on Successors; Assignment.............................................. 16
Section 10.4      Payment of Costs............................................................... 16
Section 10.5      Closing Not to Prejudice Claim for Damages..................................... 17
Section 10.6      Survival of Representations, Warranties, and Covenants......................... 17
Section 10.7      Additional Documents........................................................... 17
Section 10.8      Interpretation................................................................. 17
Section 10.9      Entire Agreement............................................................... 17
Section 10.10     Counterparts................................................................... 17
Section 10.11     Termination.................................................................... 17
Section 10.12     Public Announcements........................................................... 18

LIST OF EXHIBITS AND SCHEDULES


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 8th day of February, 1999, by and among RIO BRAVO INTERNATIONAL, INC., a Kansas corporation ("Rio"), INNOVATIVE RESTAURANT CONCEPTS, INC., a Georgia corporation ("IRC"), and SUMMIT RESTAURANTS, INC., a Georgia corporation ("Summit") (IRC and Summit are referred to herein individually and collectively as "Seller"), and SPECIALTY RESTAURANT DEVELOPMENT, L.L.C., a Missouri limited liability company ("Buyer").

                                    RECITALS

         A. Seller owns various items of personal property and owns or leases interests in real property used in the operation of the restaurants identified on Exhibit 1.1(a) to this Agreement (the "Restaurants") at the locations set forth on Exhibit 1.1(a) (the "Restaurant Locations").

         B. Seller desires to sell, and Buyer desires to purchase, such property and interests pursuant to the terms and conditions of this Agreement.

                                    AGREEMENT

         In consideration of the premises hereof, the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         Section 1.1 Assets. At the Closing (as defined in Section 3.1 below) and subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, convey, and assign to Buyer, and Buyer hereby agrees to purchase and accept from Seller, free and clear of all mortgages, liens, security interests, pledges and encumbrances, the following assets (collectively, the "Assets"):

                  (a) All of Seller's right, title, and interest in and to the Restaurant Locations, including all of Seller's interest in the buildings, fixtures, signs, parking facilities, trash facilities, fences, or other leasehold improvements, appurtenances, and hereditaments located thereon;

                  (b) All of Seller's right, title, and interest in and to the Real Property Leases, Material Contracts and Minor Contracts (each as defined below and collectively referred to herein as the "Assumed Contracts");

                  (c) All of Seller's right, title and interest in and to the equipment used in the normal and customary operations of the Restaurants, including but not limited to the furniture, fixtures, machinery, equipment, tables, chairs, cash registers, ovens, refrigerators, display cases, shelves, utensils, tools, pans, lights, uniforms, curtains, signs, menus, tablecloths, glasses, plates, dishes, silverware, pitchers, books, cabinets, racks, towels, ornaments, bars, and bar equipment (collectively, the "Equipment") located at the Restaurant Locations;

                  (d) All personnel files in respect of the Restaurants (to which, however, Seller will continue to have access upon request during business hours);

                  (e) All of Seller's right, title, and interest in and to the inventories of foodstuffs, beverages, paper products, cleaning supplies and other supplies (collectively, the "Inventory") which are in the Restaurants;

                  (f)  All  of  Seller's  right,   title  and  interest  in  the
         tradenames and registered trademarks listed on Exhibit 1.1(f) to this Agreement; and

                  (g) All of Seller's other rights and property interests of any nature which are customarily used in the operation of the Restaurants, including but not limited to transferable licenses, rights to use existing telephone numbers, and rights arising under equipment or other warranties.

         Section 1.2 Excluded Assets. Excluded from sale under this Agreement are the Assets listed on Exhibit 1.2 to this Agreement.

                                   ARTICLE II
                            PURCHASE PRICE OF ASSETS

         Section 2.1 Purchase  Price.  Except as otherwise  provided in Sections
8.2 and 8.3 below as to the Inventory and cash on hand in the Restaurants at Closing, the purchase price for the Assets (the "Purchase Price") shall be Twelve Million Dollars ($12,000,000), adjusted pursuant to Article VIII below, and shall be paid at Closing in accordance with Section 2.2 below.

         Section 2.2 Form of Payment. At the Closing, Buyer shall pay Seller the Purchase Price in cash, by wire transfer of funds, or in such other manner reasonably acceptable to Seller.

         Section 2.3 Statement of Reimbursements and Purchase Price Adjustments. At the Closing, Seller shall deliver to Buyer an itemized statement of all reimbursable costs and purchase price adjustments and prorations determined in accordance with Article VIII below.

         Section 2.4 Obligations Assumed by Buyer. In addition to the payment of the Purchase Price, Buyer assumes and agrees to perform all of Seller's obligations with respect to the Assumed Contracts; however, except as herein provided, Buyer shall not assume or be responsible for (a) any liability, indebtedness, or other obligation of Seller occurring prior to the date of Closing or (b) any obligation under any agreements, whether written or oral, other than the Assumed Contracts.

         Section 2.5 Obligations Satisfied by Seller. Seller shall promptly pay all trade payables, accounts payable, utility payments, and similar operating expenses which are incurred before the date of Closing.
Furthermore, in no case shall Buyer be required to assume any obligation which:

                  (a) Is to be paid by Seller under Article VIII of this Agreement;

                  (b) Arises from an event (including any action or inaction on the part of Seller) occurring prior to the date of Closing which, with notice, the passage of time, or both, would result in an event of default occurring under any lease or agreement to which Seller is a party;

                  (c) Except as set forth in Section 5.2(b), relates to any (i) "employee benefit plan" as defined in Section 3(3) of the Employee
         Retirement Income Security Act of 1974, as amended, (ii) pension, thrift or other retirement plan, (iii) life insurance or other death benefit plan, (iv) medical, hospitalization or dental insurance; sickness or accident insurance, disability insurance or similar plan, or (v) any vacation, tuition reimbursement, deferred compensation, severance or other plan, practice or custom of Seller providing compensation or economic benefits to any current or former employee (or beneficiary of such current or former employee) of Seller; or

                  (d) Any other liability of Seller not expressly assumed by Buyer hereunder.

         Section 2.6 Allocation of Purchase Price. Buyer and Seller agree that the Purchase Price will be allocated to the Assets (a) in a manner agreed to by them on or prior to the date of the Closing or (b) absent such agreement, by Seller in a reasonable manner. Such allocation shall be binding on Buyer and Seller for all purposes, including the reporting of gain or loss and the determination of basis for income tax purposes, and each of the parties agrees that it will file a statement setting forth such allocation with its federal income tax returns and take such further actions as may be necessary to comply with the Treasury Regulations that have been promulgated pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE III
                                     CLOSING

         Section 3.1 Date, Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall be held on the third day (or if such day is not a business day, then on the next business day following such third day) after all conditions to Closing listed in Sections 8.5 and 8.6 have been met, beginning at 10:00 a.m. Central Standard Time, or at such other date and time, and at such place as the parties hereto shall mutually agree; provided, however, that by mutual agreement of the parties, the Closing may be accomplished by delivery of the documents required to be delivered hereunder into escrow with the release of such documents from escrow to be accomplished pursuant to the parties' oral or written instructions. The parties acknowledge that the targeted date of Closing is March 28, 1999 and agree to use commercially reasonable efforts to close by such date.

         Section 3.2 Deliveries by Seller at Closing. At the Closing and thereafter as may be reasonably requested by Buyer, Seller shall convey, transfer, assign, and deliver all of its interest in the Assets to Buyer and shall, at its expense, also deliver to Buyer the following:

                  (a) Such bills of sale, assignments, lease assignments and acceptances, consents to lease assignments (if consent to assignment is required under the terms of an existing lease), leasehold estoppels and other appropriate instruments of transfer as Buyer may have reasonably requested, all in recordable form, of content reasonably acceptable to Buyer and its counsel and sufficient to vest in Buyer title to all of the Assets which is free and clear of all liens, security agreements, charges, or other encumbrances;

                  (b) Certificates of good standing for IRC and Summit dated within thirty (30) days of the date of the Closing from the state of Georgia;

                  (c)      A Cross-Receipt;

                  (d) An Assignment of the tradenames listed on Exhibit 1.1(f) in form and substance reasonably satisfactory to Buyer;

                  (e) A limited license to use the name "Rio Bravo" in the form of Exhibit 3.2(e) (which Exhibit 3.2(e) will be delivered within fifteen (15) days after execution of this Agreement);

                  (f) Wire transfer instructions, if any, regarding delivery of the Purchase Price; and

                  (g) Assignment and acceptances of the Assumed Contracts.

         Section 3.3 Deliveries by Buyer at Closing. At the Closing, Buyer shall, at its expense, deliver to Seller the following:

                  (a) The Purchase Price in the amount, form, and manner specified in Sections 2.1 and 2.2 above;

                  (b) Assignments and acceptances of the Assumed Contracts;

                  (c) Certificate of good standing for Buyer dated within thirty
         (30) days of the date of the Closing from the state of Missouri;

                  (d) Releases of all guarantees by Applebee's International, Inc. ("AII"), Rio, IRC and Summit of any lease or other obligation with respect to the Restaurant Locations and, if required by the lessor or other party thereto, evidence satisfactory to Seller that Abe Gustin has agreed to guarantee such lease or other obligation; and

                  (e)      A Cross-Receipt.

         Section 3.4 Transfer of Operations; Risk of Loss. Buyer shall be entitled to immediate possession of, and to exercise all rights arising under, the Assets from and after the time that the Restaurants open for business on the date of the Closing, and operation of the Restaurant Locations shall transfer at such time (the "Effective Time"). Except as provided hereby, all profits, losses, liabilities, claims, or injuries arising before the Effective Time shall be solely to the benefit or the risk of Seller. All such occurrences from and after the Effective Time shall be solely to the benefit or the risk of Buyer. The risk of loss or damage by fire, storm, flood, theft, or other casualty or cause shall be in all respects upon Seller prior to the Effective Time and upon Buyer thereafter.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF SELLER AND RIO

         As an inducement to Buyer to enter this Agreement and to consummate the transactions contemplated hereby, Seller and Rio represent and warrant to Buyer as follows:

         Section 4.1 Existence. IRC and Summit are each validly existing and in good standing under the laws of the state of Georgia.

         Section 4.2 Power and Authority. Seller has the power and authority to own its properties and assets, specifically including but not limited to the Assets, to carry on its business as now conducted, and to convey, assign, and transfer the Assets as set forth in this Agreement.

         Section 4.3 Execution and Delivery Permitted. The execution, delivery, and performance of this Agreement will not (a) violate or result in a breach of any term of Seller's Articles of Incorporation or Bylaws, (b) result in a breach of or constitute a default under any term in any material agreement or other instrument to which it is a party, such default having not been previously waived by the other party to any such agreement, or (c) to the best of Seller's knowledge, violate any law or any order, rule, or regulation applicable to it, of any court or of any regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or its properties. The respective Boards of Directors of Rio, IRC and Summit and their respective shareholders have taken (or prior to Closing will take) all action required by law and by their Articles of Incorporation and Bylaws to authorize the execution and delivery of this Agreement and the sale of the Assets to Buyer hereunder.

         Section 4.4 Litigation. There is no action, suit, proceeding, or investigation pending or, to the best of Seller's knowledge, threatened against Seller which questions the validity of this Agreement or the right of Seller to enter into this Agreement or to consummate the transactions contemplated hereby.

         Section 4.5 Restaurant Locations. Seller has valid leasehold interests in the Restaurant Locations and, to the best of Seller's knowledge, the Real Property Leases (as defined in Section 4.7(a)) in respect of the Restaurant Locations are valid and in full force and effect. To Seller's knowledge and except as Abe Gustin has knowledge, no lessor of any of the Restaurant Locations intends to cancel, terminate or refuse to renew any lease of a Restaurant Location or to exercise or decline to exercise any option or right thereunder.

         Section 4.6 Year 2000 Issues. Seller and Rio disclaim all warranties, express or implied, and make no representations that any date-sensitive assets sold hereunder, whether hardware or software, will accurately recognize and process dates through and beyond January 1, 2000. Buyer accepts the date-sensitive assets "as-is" with respect to their ability to accurately recognize and process dates through and beyond January 1, 2000.

         Section 4.7       Contracts.

                  (a) Attached hereto as Schedule 4.7(a) is a complete and accurate list of all agreements or documents, under which Seller claims or holds a leasehold or other interest or right to the use of the Restaurant Locations (the "Real Property Leases");

                  (b) Attached hereto as Schedule 4.7(b) is a complete and accurate list of all material leases of personal property used in the operation of the Restaurants (the "Equipment Leases"); and

                  (c) When delivered as set forth below, Schedule 4.7(c) shall be a complete and accurate list of all other contracts, agreements, commitments or other understandings or arrangements to which Seller is a party that relate only to the Restaurants and by which any of the Assets are bound or affected (other than (i) the "Minor Contracts" which are such contracts, agreements or commitments terminable on thirty (30) days' notice or having annual payment obligations of less than $20,000 per contract and (ii) those contracts which relate to goods or services also supplied to Seller's or AII's other restaurant concepts or which were obtained as a result of a relationship with Seller or AII which may not be assigned to Buyer on the same terms (the "Non Assumed Contracts")). Schedule 4.7(c)(ii) shall list those Non Assumed Contracts with annual payment obligations in excess of $20,000. Schedules 4.7(c) and 4.7(c)(ii) shall be delivered to Buyer on the earlier of thirty (30) days after execution of this Agreement or ten
         (10) days prior to Closing. The contracts listed on Schedules 4.7(b) and 4.7(c) are the "Material Contracts," which will be transferred to Buyer hereunder and Sellers will make available to Buyer, at the time
         Schedule 4.7(c) is delivered, a copy of the Material Contracts.

         Section 4.8 Payment of Obligations. Seller has paid in full or will arrange for payment in full of all withholding, Social Security, unemployment insurance, sales tax and any other tax liability due and owing which arises out of its ownership and operation of the Restaurants prior to the Effective Time. Except as set forth in Section 5.2(b), Seller will pay in full all salaries, wages and other amounts due or accrued in connection with the employment of employees of the Restaurants (whether full or part time) through the Effective Time.

         Section 4.9 Permits. Seller has all necessary licenses and permits to operate the Restaurants as they are currently being operated, except those licenses and permits the failure of Seller to obtain would not have a material adverse effect on Restaurant operations. Seller shall transfer to Buyer any such licenses and permits at the Closing, to the extent such licenses and permits are transferable.

         Section 4.10 Title to Assets. Seller will transfer the Assets to Buyer free and clear of any liens, claims or other encumbrances.

                                    ARTICLE V
                               COVENANTS OF SELLER

         Seller covenants and agrees as follows:

         Section 5.1 Conduct of Business. From the execution of this Agreement until the Closing, Rio and Seller shall operate the Restaurants in accordance with reasonable business practice in the ordinary course including, without limitation, (i) maintaining in full force and effect all policies of insurance currently in effect relating to the business of the Restaurants, the Assets or the employees of the Restaurants, and (ii) using its commercially reasonable efforts to retain the services of its present Restaurant employees and the goodwill of its suppliers, customers and other persons having business relations with any of the Restaurants. Further, with respect to the Assets and each Restaurant, neither Seller nor Rio shall, without the prior written approval of
Buyer:

                  (a) Increase the overall Restaurant work force or increase the rate of compensation to Restaurant employees beyond the usual and customary staffing levels and annual merit increases or bonuses under established compensation plans except for (1) bonuses for Seller's corporate employees who do not become employees of Buyer, and (2) increases related to Seller's benefit plans which will take effect on March 1, 1999;

                  (b) Incur any capital expenditure obligations for, or acquire by purchase, lease, or otherwise, any material capital assets;

                  (c) Incur any material corporate obligations, expenses, or liabilities except in the usual and ordinary course of business;

                  (d) Mortgage, pledge, or otherwise encumber any of the Assets;

                  (e) Sell or otherwise dispose of any Asset except in the ordinary course of business; or

                  (f) Defer any repairs or maintenance necessary for the operation of the Restaurants in the ordinary course.

         Section 5.2       Agreements Respecting Employees of Seller.

                  (a) Immediately prior to the Closing, Seller shall terminate its employees employed at the Restaurant Locations.

                  (b) At the Closing, Seller and Buyer shall prorate any accrued bonus and accrued but unused vacation pay due any Restaurant employees as of the date of Closing, as set forth in Section 8.1, and Buyer will thereafter assume the financial obligations of the same. Buyer agrees to pay bonuses to Restaurant employees for the month in which the Closing occurs under Seller's existing bonus plan. Except as provided in this Section 5.2, Buyer will not assume any profit sharing or retirement plan, welfare benefit plan, or salary or bonus plan of Seller or any other employment-related liabilities.

         Section 5.3 Access to Information and Properties. Rio and Seller shall afford Buyer and its counsel, financial advisors, auditors, and other authorized representatives reasonable access for any purpose consistent with this Agreement from the date hereof until the Closing, during normal business hours, to the offices, properties, books, and records of Seller with respect to the Assets and the Restaurants, and shall furnish to Buyer such additional financial and operating data and other information as Seller and Rio may possess and as Buyer may reasonably request, subject to Buyer's obligations regarding the confidentiality of such information as set forth in Section 7.2 hereof; provided, however, that such access shall be arranged in advance by Buyer with Seller and will be scheduled in a manner and with a frequency calculated to cause the minimum disruption of Seller's business.

         Section 5.4 No Sale Negotiations. From the date of this Agreement until its termination pursuant to the terms hereof, neither Seller nor Rio shall solicit, entertain, or undertake any negotiations, discussions, or contact with any party other than Buyer and its representatives with respect to the sale, transfer, or other disposition of any of the Assets (other than in the ordinary course of Restaurant operations).

         Section 5.5 Inspections; No Warranty. Buyer may, at its expense, cause inspections to be made of the Restaurants, including environmental or engineering inspections, to determine the compliance with applicable law and the operating condition of the Assets. Seller shall cooperate in the performance of these inspections, but the cost of correcting any deficiencies identified by said inspections will be borne by Buyer. Buyer shall supply Seller with copies of all such inspections, reports or memoranda as soon as obtained by Buyer. EXCEPT AS SET FORTH IN ARTICLE IV, SELLER MAKES NO WARRANTY AS TO THE CONDITION OF THE ASSETS AND BUYER ACKNOWLEDGES THAT IT SHALL ACCEPT THE ASSETS "AS IS, WHERE IS."

         Section 5.6       Surveys and Environmental Assessments.

                  (a) Seller shall, at its expense, provide Buyer with original copies of any surveys of the Restaurant Locations in Seller's possession and received by it from a surveyor licensed in the state of Georgia. If Buyer should require any further survey work with respect to this transaction, such work shall be at Buyer's sole cost and expense.

                  (b) Seller shall, at its expense, provide Buyer with copies of any environmental assessments of the Restaurant Locations in Seller's possession; provided, however, that Seller makes no representation or warranty as to the completeness or accuracy of any such assessment, other than that Seller, without having made (or engaged a third party to make) an investigation thereof, has no reason to doubt the completeness or accuracy thereof.

         Section 5.7 Nonsolicitation; Nonhiring. For a period of one year after the date of Closing, neither Seller nor any of Seller's affiliated companies shall solicit or hire any employees of Buyer at the level of assistant manager or above. Buyer acknowledges that Seller may hire employees of Buyer below the level of assistant manager without violating this Section 5.7.

         Section 5.8 Leaseholds. Seller shall not modify or amend any lease governing any of the Restaurant Locations without Buyer's prior written consent. Seller shall cooperate and assist Buyer in obtaining all necessary consents to assignment of such leases on or prior to the Closing.

         Section 5.9 Point of Sale System. To the extent that any of the Restaurants use the HSI-based Point of Sale System (the "POS System") as of the Effective Time, for a period of six months after the date of Closing, Seller will cause AII to provide POS System software upgrades, including Year 2000 compliance upgrades, as such upgrades are supplied in the normal course to AII franchisees and AII company-owned restaurants. For a period of six months after the date of Closing, AII will provide Buyer standard help desk technical support for the POS System. Seller is not obligated to provide any additional POS System software releases or any feature enhancements, or provide any further support (such as back office, food cost or menu maintenance) of the POS System, nor is Seller required to provide any support of any system other than the POS System. Neither Seller nor AII is required to conform or customize to the specific operations of the Restaurants any POS System upgrades or help desk technical support provided to Buyer. Seller is giving no warranty of any kind to Buyer as to the POS System.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

         Section 6.1 Existence. Buyer is a limited liability company validly existing and in good standing under the laws of the state of Missouri.

         Section 6.2 Power and Authority. Buyer has the requisite power and authority to own its properties and assets and to carry on the business in which it is now engaged. Buyer has the power and authority to perform its covenants set forth in this Agreement.

         Section 6.3 Execution and Delivery Permitted. The execution, delivery, and performance of this Agreement will not (a) violate or result in a breach of any term of Buyer's Articles of Organization or of its Operating Agreement, (b) result in a breach of or constitute a default under any term in any agreement or other instrument to which Buyer is a party, such default having not been previously waived by the other party to such agreements, or (c) to the best of Buyer's knowledge, violate any law or any order, rule, or regulation applicable to Buyer, of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Buyer or its properties. Buyer has taken all action required by law, its Articles of Organization, its Operating Agreement, and otherwise to authorize the execution and delivery of this Agreement and the purchase of the Assets purchased by it in accordance with this Agreement.

         Section 6.4 Capitalization. Buyer's principals shall contribute an aggregate of $6,000,000 in cash to the combined purchase and operation of the Assets hereunder and the purchase and operation of the Orlando, Florida Applebee's Neighborhood Grill & Bar franchise (the "Orlando Franchise") as follows: (i) $4,000,000 shall be applied to the combined purchase price for the Assets and the Orlando Franchise and (ii) $2,000,000 shall be used for working capital purposes for the Restaurants and the Orlando Franchise. The remainder of the Purchase Price is to be funded through outside financing consistent with terms and projections provided by Buyer to AII.

         Section 6.5 Ownership. Buyer's only equity owners are Abe Gustin, Greg Gustin and Guy Taylor, any immediate family members who own joint interests with any of the foregoing and minority interests owned by Jack E. Parsons and Fred Meyers. No other person or entity owns or has an option or right to purchase any equity interest in Buyer.

         Section 6.6 Accuracy of Representations and Warranties. All representations and warranties made by Buyer in this Agreement, any schedule or exhibit hereto, or in any certificate or other document furnished by Buyer pursuant to this Agreement are true and correct in all material respects on and as of the date hereof, and Buyer will have performed and complied in all material respects with all covenants, agreements, and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the date of Closing.

                                   ARTICLE VII
                               COVENANTS OF BUYER

         Section 7.1 Buyer's Performance. Buyer hereby covenants and agrees to accept conveyance of the Assets and to assume and perform the obligations of Seller under the Assumed Contracts as provided in this Agreement on and after the date of Closing.

         Section 7.2 Confidentiality. Buyer shall maintain all information relating to the transactions contemplated by this Agreement (including the existence and terms of this Agreement or any negotiations relating hereto) or gained from Seller in connection with Buyer's evaluation of the transactions contemplated by this Agreement (the "Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party, except for the exclusive purpose of evaluating the Assets and the business of Seller. In the event the Closing does not occur for any reason, Buyer shall, immediately upon the request of Seller, return all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by or for Buyer.

         Section 7.3       Noncompetition.

(a) Taking into consideration the nature, scope and volume of the operations of Rio and AII, Buyer agrees that during the period of two years after the date of Closing, it will not, within the United States, modify the current methods of operation or menu of any of the Restaurants such that they would be "casual dining restaurants" similar to Applebee's Neighborhood Grill & Bar or Rio Bravo Cantina
         Restaurants. Buyer also acknowledges that it is bound by the noncompetition provisions of its franchise agreements with AII, and Seller acknowledges that AII's consent to the sale to Buyer of the Assets hereunder is a condition to Closing. Notwithstanding the foregoing, the Restaurants as currently operated including those items offered on the current Restaurant menus, do not violate the noncompetition provisions referenced above.

(b) Neither Buyer nor any affiliate of Buyer shall license, grant franchises to, or otherwise grant any right to use the trademarks, tradenames, menus or methods of operation currently used, or as may be used in the future, in the operation of the Restaurants, including without limitation the trademarks, tradenames, menus and methods of operation of Green Hills Grille and Ray's on the River, to any AII franchisee or prospective franchisee with whom AII is in active negotiations to become a franchisee of AII, without AII's prior written consent.

         Section 7.4 Name Change. Buyer acknowledges that continued use of the name "Rio Bravo" will conflict with Rio's mark "Rio Bravo Cantina" and hereby agrees that no later than ninety (90) days after the date of Closing, Buyer (i) will take all steps necessary to change the name of the Rio Bravo Grill Restaurant sold to Buyer hereunder to a name that does not include the words "Rio Bravo" or that is similar to "Rio Bravo" or the translation thereof and that is approved by AII in advance and (ii) will cease using all signage and other printed materials using the name "Rio Bravo" or such similar name by such date. Rio shall grant Buyer a limited license in the form of Exhibit 3.2(e) to use the name "Rio Bravo" in connection with the operation of such Rio Bravo Grill Restaurant at its current location through such date.

         Section 7.5 Nonsolicitation; Nonhiring. For a period of one year after the date of Closing, Buyer shall not solicit or hire any employees of Seller or any of Seller's affiliated companies at the level of assistant manager or above. Seller acknowledges that Buyer may hire (i) employees who are working in the Restaurants immediately prior to the Effective Time and (ii) employees of Seller or Seller's affiliated companies below the level of assistant manager, without in either case violating this Section 7.5.

                                  ARTICLE VIII
                           PURCHASE PRICE ADJUSTMENT;
                              CONDITIONS TO CLOSING

         Section 8.1 Purchase Price Adjustments. The items listed below shall be paid by the party indicated and if not paid prior to the Closing shall constitute an adjustment to the Purchase Price.

(a) Seller shall pay all ad valorem, real and personal property taxes, general and special public and private assessments, and any other property taxes on the Assets for the tax year in which the Closing occurs, prorated for the current year up to the date of Closing; however, if the amount of such tax for tax year is not determinable, it shall be prorated on the basis of the tax for the immediately preceding tax year;
(b) Buyer shall pay all rentals or other amounts paid with respect to the Real Property Leases which apply to periods past the date of Closing, including prepaid rentals, percentage rents, and common area maintenance charges;
(c) Buyer shall pay any amounts paid with respect to the Minor Contracts and Material Contracts for services extending beyond the date of Closing;
(d) Buyer shall pay any prepaid expenses including deposits, associated with the operation of a Restaurant which were paid by Seller in the ordinary course of business, including telephone expenses, billboard advertising expenses, cooperative fees, advertising expenses, and utility charges, but only to the extent of appropriate documentation of the transfer of the benefit of such item to Buyer;
(e) Seller shall pay its share of accrued bonus and vacation pay for the period prior to the date of Closing, which Buyer is assuming pursuant to Section 5.2(b); and
(f) Buyer shall withhold payments on outstanding loans from Seller to Restaurant employees and Seller's corporate employees who are hired by Buyer (subject to such employees' written authorization to withhold such payments) and shall promptly remit such payments to Seller.

         Section 8.2 Inventory Adjustment. The Purchase Price includes up to $65,000 for the aggregate Inventory at the Restaurants on the date of the Closing. At the request of Seller at Seller's expense, on the date of the Closing, Buyer and Seller shall conduct a physical audit of the Inventory at the Restaurants, and if such audit indicates that the aggregate cost of the Inventory at the Restaurants on such date exceeds such amount, Buyer agrees to reimburse Seller in cash for such excess on a dollar-for-dollar basis.

         Section 8.3 Store Cash. On the date of the Closing, Seller shall ensure that the Restaurants will have an aggregate of $10,000 cash on hand, and Buyer agrees to reimburse Seller in cash for cash on hand at Closing in excess of such amount on a dollar-for dollar basis.

         Section 8.4 Gift Certificates. On a monthly basis after the date of Closing, Buyer shall account to Seller the amount of Restaurant gift certificates issued by Seller prior to the date of Closing which Buyer has honored. Seller shall promptly reimburse Buyer for such amount. Buyer agrees to honor such gift certificates after the date of Closing and to change the form of gift certificates issued at the Restaurants on and after the date of Closing.

         Section 8.5 Conditions of Seller to Closing. The obligations of Seller hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Seller, be waived:

                  (a) All representations and warranties of Buyer in this Agreement shall be true on and as of the Closing, and Buyer shall have delivered to Seller a certificate to such effect dated as of the date of Closing;

                  (b) Buyer shall have performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the date of Closing;

                  (c) Buyer shall deliver all of the documents required to be delivered by it by this Agreement;

                  (d) Seller and its counsel shall have approved the form and substance of the documents delivered by Buyer pursuant to this Agreement, which approval shall not be unreasonably withheld;

                  (e) There shall be no claims, actions, or suits pending or threatened regarding the Assets or the Restaurants or that otherwise would restrict or prohibit Seller or Buyer from consummating the transactions contemplated herein;

                  (f) Buyer shall have fully  complied  with the  provisions  of
         Section 6.4 and shall have obtained financing sufficient to allow it to consummate the transactions contemplated by this Agreement upon such terms as will not, in the sole reasonable judgment of Rio's parent, AII, impair Buyer's operation as an AII franchisee, and Buyer agrees to act in good faith and use its best efforts to timely obtain such financing;

                  (g) AII shall have obtained all lender consents necessary for it to allow the sale of the Assets hereunder; and

                  (h) AII shall have obtained from an investment banker selected by AII a fairness opinion with respect to the sale of the Assets as contemplated hereunder.

         Section 8.6 Conditions of Buyer to Closing. The obligations of Buyer hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Buyer, be waived:

                  (a) All representations and warranties of Seller, as applicable, in this Agreement shall be true on and as of the Closing, and Seller shall have delivered to Buyer a certificate to such effect dated as of the date of Closing;

                  (b) Seller shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the date of Closing;

                  (c) Seller shall deliver all of the documents required to be delivered by it by this Agreement;

                  (d) Buyer and its counsel shall have approved the form and substance of the documents delivered by Seller pursuant to this Agreement, which approval shall not be unreasonably withheld;

                  (e) There shall be no claims, actions, or suits pending or threatened regarding the Assets or the Restaurants or that otherwise would restrict or prohibit Seller or Buyer from consummating the transactions contemplated herein; and

                  (f) Buyer shall have obtained all material consents, estoppels and licenses necessary to operate the Restaurants in the ordinary course, which are in form and substance reasonably satisfactory to Buyer; provided that Buyer shall have used its best efforts to obtain such items.

                                   ARTICLE IX
                          INDEMNIFICATION AGAINST LOSS

         Section 9.1 Indemnification by Buyer. Buyer agrees to defend, indemnify, and hold harmless Seller and its successors or assigns, respectively, against and in respect of any and all causes of action, claims, suits, loss, liability, lien, damage, cost, expense, and fees, including reasonable attorneys' fees, incurred or resulting from:

                  (a)   Any   misrepresentation,    breach   of   warranty,   or
         nonfulfillment of any covenant on the part of Buyer in connection with this Agreement; and

                  (b)   Operation   of  the   Restaurants   (including   without
         limitation, with respect to employment-related matters) after the Effective Time.

         Section 9.2 Indemnification by Seller. Seller agrees to defend, indemnify, and hold harmless Buyer and its successors or assigns, respectively, against and in respect of any and all causes of action, claims, suits, loss, liability, lien, damage, cost, expense and fees, including reasonable attorneys' fees, incurred or resulting from:

                  (a)   Any   misrepresentation,    breach   of   warranty,   or
         nonfulfillment of any covenant on the part of Seller in connection with this Agreement; or

                  (b)   Operation   of  the   Restaurants   (including   without
         limitation, with respect to employment-related matters) before the Effective Time.

Seller acknowledges that following the Effective Time Seller may be liable to third parties under local, state, or federal statutes, laws, rules, or regulations pertaining to the environment (collectively, "Environmental Laws") as a result of Seller's ownership of the Assets prior to the Effective Time. Buyer acknowledges, however, that Seller does not indemnify Buyer for any liabilities or obligations of Buyer under any of the Environmental Laws arising from Buyer's ownership of the Assets following the Effective Time.

         IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE ASSETS ARE BEING PURCHASED BY BUYER "AS IS, WHERE IS" AND THAT SELLER HAS NOT MADE ANY
REPRESENTATION OR WARRANTY CONCERNING THE CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSETS (OTHER THAN THE REPRESENTATIONS MADE IN ARTICLE IV OF THIS AGREEMENT). ACCORDINGLY, NO INDEMNIFICATION IS MADE HEREUNDER FOR ANY CLAIM ARISING OUT OF THE CONDITION OR NATURE OF THE ASSETS FROM AND AFTER THE EFFECTIVE TIME.

         Section 9.3 Indemnification Procedure. Promptly after the receipt by an indemnified party hereunder of notice of any action, or the making of any claim, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party under this Article IX, shall notify the indemnifying party of the assertion of the claim or the commencement of the action, and the indemnifying party shall thereafter assume the costs and liability of the defense of such claim; provided, however, that the indemnified party shall be entitled, to the extent it wishes and at its own expense, to participate in the defense of the action. If, however, the indemnifying party, after notice of a claim or notice of the commencement of an action, breaches its obligation to defend the indemnified party, said indemnified party shall be entitled to defend itself, and the indemnifying party shall remain liable for breach of its indemnity agreement.

         Section 9.4 Exclusive Remedies. Except as set forth in Section 10.11 below, the rights and remedies of the parties under this Article IX shall be the sole and exclusive rights and remedies that either party may seek for any misrepresentation, breach of warranty, or failure to fulfill any covenant or agreement under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1 Notices. Except as otherwise expressly provided, all notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission with confirmation of receipt, or if mailed by certified mail, return receipt requested, with first class postage prepaid, addressed as follows:

         (a)      If to Seller:         Rio Bravo International, Inc.
                                        4551 West 107th St., Suite. 100
                                        Overland Park, KS  66207
                                        Attention: General Counsel
                                        Facsimile No.: (913) 341-1696

                  With a copy to:       Blackwell Sanders Peper Martin LLP
                                        2300 Main Street, Suite 1100
                                        Kansas City, MO  64108
                                        Attention: Merry Evans, Esq.
                                        Facsimile No.: (816) 983-8080

         (b)      If to Buyer:          Specialty Restaurant Development, L.L.C.
                                        1001 North Lake Destiny Road, Suite 100
                                        Maitland, FL  32751
                                        Attention:  Greg Gustin
                                        Facsimile No.: (407) 661-3152

                  With a copy to:       Polsinelli, White, Vardeman et al.
                                        700 W. 47th Street, Suite 1000
                                        Kansas City, MO 64112
                                        Attention: Harold M. Goss, Esq.
                                        Facsimile No.: (816) 753-1536

or to such other address or facsimile number as Buyer or Seller shall have last designated by notice to the other party.

         Section 10.2 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of Kansas.

         Section 10.3 Binding on Successors; Assignment. All of the terms, provisions, and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, and legal representatives. Notwithstanding anything in this Agreement to the contrary, Buyer may not assign this Agreement or any rights or obligations hereunder without Seller's prior written consent.

         Section 10.4      Payment of Costs.

                  (a)      Seller shall pay:

                           (i)  All of Seller's legal expenses; and

                           (ii) All other costs and expenses  incurred by Seller
                  in negotiating this Agreement and in consummating the transactions contemplated hereby, including any fees or commissions payable to any party representing Seller in connection with arranging or negotiating this Agreement and the transactions contemplated hereby.

                  (b)      Buyer shall pay:

                           (i)   All of Buyer's legal expenses;

                           (ii)  All  fees,  costs,  and  expenses  incurred  in
                  recording   all  real   estate   documents   related   to  the
                  transactions contemplated hereby;

                           (iii) All  fees,  costs,  and  expenses  incurred  in
                  connection with Buyer's inspection of the Assets or the making of any survey or environmental assessment of the Restaurant Locations;

                           (iv) All sales, transfer, or other taxes arising from
                  the transactions contemplated hereby arising under state law; and

                           (v) All other costs and expenses incurred by Buyer in
                  negotiating this Agreement and in consummating the transactions contemplated hereby, including any fees or commissions payable to any party representing Buyer in connection with arranging or negotiating this Agreement and the transactions contemplated hereby.

         Section  10.5 Closing Not to  Prejudice  Claim for Damages.  Subject to
Section 9.4 above, the consummation of the transactions contemplated by this Agreement shall not prejudice any claim for damages which either party may have hereunder, in law or in equity, due to a material default in the due and timely performance of any of the covenants and agreements herein contained or for the breach of any warranty or representation hereunder, unless such performance, warranty, or representation is specifically waived in writing by the party making such claim.

         Section 10.6 Survival of Representations, Warranties, and Covenants. All of the representations, warranties, and covenants of the parties hereto shall survive the execution of this Agreement and the Closing.

         Section 10.7 Additional Documents. After Closing, each party agrees to furnish such additional documents as are necessary to complete the transactions contemplated hereby.

         Section 10.8 Interpretation. The title of the sections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.

         Section 10.9 Entire Agreement. This Agreement and the exhibits and schedules attached hereto and incorporated herein by this reference contain the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements, and understandings between the parties. No inducements contrary to the terms of this Agreement exist. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition or any other term, provision or condition of this Agreement. This Agreement may not be modified orally and may only be amended in a writing executed by all parties hereto.

         Section 10.10 Counterparts. This Agreement may be executed in one or more counterparts which in the aggregate shall comprise one Agreement.

         Section 10.11 Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) At any time by the mutual consent of Seller and Buyer;

                  (b) By Seller if any condition set forth in Section 8.5 above shall not have been met as of the Closing;

                  (c) By Buyer if any condition set forth in Section 8.6 above shall not have been met as of the Closing; or

                  (d) By Seller on or after May 31, 1999, if the Closing has not occurred before such date.

In the event of the termination of this Agreement pursuant to subparagraph (b) above because Buyer shall have willingly or in bad faith failed to satisfy a condition to the Closing, Seller shall be entitled to pursue, exercise, and enforce any and all remedies, rights, powers, and privileges available to it at law or in equity.

         Section 10.12 Public Announcements. Neither Buyer nor any of its representatives, agents, or affiliates shall make any public announcement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior review of and consent to such disclosure by Seller.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month, and year first above written.

                                       RIO BRAVO INTERNATIONAL, INC.



                                       By:
                                       Name:
                                       Title:


                                       INNOVATIVE RESTAURANT CONCEPTS, INC.



                                       By:
                                       Name:
                                       Title:


                                       SUMMIT RESTAURANTS, INC.



                                       By:
                                       Name:
                                       Title:


                                       SPECIALTY RESTAURANT DEVELOPMENT, L.L.C.



                                       By:
                                       Name:
                                       Title:

                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

1.1(a)         Restaurant Locations
1.1(f)         Tradenames and Trademarks
1.2            Excluded Assets
3.2(e)         License Agreement

Schedules

4.7(a)         Real Property Leases
4.7(b)         Material Equipment Leases
4.7(c)         Material Contracts
4.7(c)(ii)     Non Assumed Contracts